                                                                  Exhibit (h)(8)

                                  Schedule A
                       to the Fund Accounting Agreement
                    between BISYS Fund Services Ohio, Inc.
             (formerly known as The Winsbury Service Corporation)
                          and M.S.D. & T. Funds, Inc.
                             dated October 1, 1993


Name of Fund                              Name of Fund
------------                              ------------


Prime Money Market Fund                   Diversified Real Estate Fund

Government Money Market Fund              Equity Income Fund

Tax-Exempt Money Market Fund              Equity Growth Fund

Growth & Income Fund                      Total Return Bond Fund

Limited Maturity Bond Fund                National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund             Intermediate Tax-Exempt Bond Fund

International Equity Fund                 Capital Opportunities Fund


                                      M.S.D. & T. FUNDS, INC.


                                      By:  /s/ Leslie B. Disharoon
                                          ------------------------

                                      Name:  Leslie B. Disharoon
                                             -------------------

                                      Title: President
                                             -------------------

                                      Date: July 5, 2000



                                      BISYS FUND SERVICES OHIO, INC.


                                      By:  /s/ Mark A. Dillion
                                          --------------------

                                      Name:  Mark A. Dillion
                                             ---------------

                                      Title:  EVP Investment Services
                                              -----------------------

                                      Date: July 5, 2000

                                  Schedule B
                       to the Fund Accounting Agreement
                    between BISYS Fund Services Ohio, Inc.
             (formerly known as The Winsbury Service Corporation)
                          and M.S.D. & T. Funds, Inc.
                             dated October 1, 1993


Name of Fund                             Compensation
------------                             ------------

Prime Money Market Fund                  Annual rate of two one-hundredths of
                                         one percent (.02%) of the Prime Money
                                         Market Fund's average daily net assets.

Government Money Market Fund             Annual rate of two one-hundredths of
                                         one percent (.02%) of the Government
                                         Money Market Fund's average daily net
                                         assets.

Tax-Exempt Money Market Fund             Annual rate of three one-hundredths of
                                         one percent (.03%) of the Tax-Exempt
                                         Money Market Fund's average daily net
                                         assets.

Growth & Income Fund                     Annual rate of three one-hundredths of
                                         one percent (.03%) of the Growth &
                                         Income Fund's average daily net assets.

Limited Maturity Bond Fund               Annual rate of three one-hundredths of
                                         one percent (.03%) of the Limited
                                         Maturity Bond Fund's average daily net
                                         assets.

Maryland Tax-Exempt Bond Fund            Annual rate of four one-hundredths of
                                         one percent (.04%) of the Maryland Tax
                                         Exempt Bond Fund's average daily net
                                         assets.

Name of Fund                             Compensation
------------                             ------------

International Equity Fund                Annual rate of five one-hundredths of
                                         one percent (.05%) of the International
                                         Equity Fund's average daily net assets.

Diversified Real Estate Fund             Annual rate of three one-hundredths of
                                         one percent (.03%) of the Diversified
                                         Real Estate Fund's average daily net
                                         assets.

Equity Income Fund                       Annual rate of three one-hundredths of
                                         one percent (.03%) of the Equity Income
                                         Fund's average daily net assets.

Equity Growth Fund                       Annual rate of three one-hundredths of
                                         one percent (.03%) of the Equity Growth
                                         Fund's average daily net assets.

Total Return Bond Fund                   Annual rate of three one-hundredths of
                                         one percent (.03%) of the Total Return
                                         Bond Fund's average daily net assets.

National Tax-Exempt Bond Fund            Annual rate of four one-hundredths of
                                         one percent (.04%) of the National Tax-
                                         Exempt Bond Fund's average daily net
                                         assets.

Intermediate Tax-Exempt Bond Fund        Annual rate of four one-hundredths of
                                         one percent (.04%) of the Intermediate
                                         Tax-Exempt Bond Fund's average daily
                                         net assets.

Capital Opportunities Fund               Annual rate of three one-hundredths of
                                         one percent (.03%) of the Capital
                                         Opportunities Fund's average daily net
                                         assets.

Multiple Classes of Shares:
--------------------------

Each class of shares within a Fund that maintains multiple classes of shares having different net asset values or paying different daily dividends are subject to a minimum annual fee of $10,000 per additional class.

                              M.S.D.& T. FUNDS, INC.


                              By:  /s/ Leslie B. Disharoon
                                   -----------------------

                              Name:  Leslie B. Disharoon
                                     -------------------

                              Title:  President
                                      ------------------

                              Date:  July 5, 2000


                              BISYS FUND SERVICES OHIO, INC.


                              By:  /s/ Mark A. Dillion
                                   -------------------

                              Name:  Mark A. Dillion
                                     ---------------

                              Title:  EVP Investment Services
                                      -----------------------

                              Date:  July 5, 2000